www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

Prescribed by **J. Kenneth Blackwell**

Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form: (Select One)

Mail Form to one of the Following:

○ Yes PO Box 1390 Columbus, OH 43216
*** Requires an additional fee of $100 ***

⊗ No PO Box 1329 Columbus, OH 43216

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

(pursuant to 1746.04(B), Ohio Revised Code)
(For Domestic or Foreign)
(117-BTA)
Filing Fee $50.00

Samuel J. Saladino III
(name of trustee)

EPIPHANY FUNDS
(name of business trust)

1651282 a business trust having filed a Report of Operation of a Business Trust in the
(business trust registration number)

Office of the Secretary of State pursuant to section 1746.04(B), ORC, certifies that the following information is being filed to maintain the accuracy and completeness of such filing.

The following changes have occurred in the status of the above named business trust (check the appropriate changes below):

1. ☐ The business trust shall change its name to be:

____

2. ☒ The name(s) and/or address(es) of its trustees have changed, and the name(s) and address(es) of all of its trustees are now:

NAME	COMPLETE ADDRESS
Robert J. Mitchell	306 W. 7th Street, Suite 888, Ft. Worth, TX 76102
William Reichenstein	Baylor University, Hankamer School of Business, Waco, TX 76798
Samuel J. Saladino III	306 W. 7th Street, Suite 616, Ft. Worth, TX 76102

3. ☐ The address of the principal office of the business trust has changed and is now:

____
(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

______________ ______________ ______ ______
(city, township, or village) (county) (state) (zip code)

4. ☐ If a foreign business trust, address of principal office within State of Ohio has changed and is now:

(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

(city, township, or village) (county) Ohio (state) (zip code)

5. ☐ The name and address within Ohio of a designated agent upon whom process against the business trust may be served has changed and is now:

(name of agent)

(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

(city, township, or village) (county) Ohio (state) (zip code)

DATE: 02/ /09

EPIPHANY FUNDS
(name of business trust)

By: [signature]
(Trustee)

Name: Samuel J. Saladino III, Trustee

6. ☒ Attached as an exhibit hereto is an executed copy of an (amendment to) (amended) trust instrument or a true and correct copy of it, amended pursuant to section 1746.07, ORC.

(Please check one of the boxes below)
Certification of Copy of ☒ (Amendment to) ☐ (Amended) Business Trust Instrument by a Trustee:

(NOTE: This section need not be completed if the copy of the business trust instrument attached hereto is certified, by a public official in another state in whose office an executed copy is on file.)

STATE OF: TEXAS

COUNTY OF: TARRANT

I, Samuel J. Saladino III being duly sworn, declare under oath, that I am Trustee of

EPIPHANY FUNDS, a business trust. I certify that attached hereto as an exhibit to this report is an executed copy of the (amendment to) (amended) trust instrument or a true and correct copy of it.

Sworn to before me and subscribed in my presence on 02/24/09
(date)

By: [signature]
(NOTARY PUBLIC)

Name: Columba J. Reid

(SEAL) COLUMBA J. REID Notary Public STATE OF TEXAS My Comm. Exp. 03/22/2009

Expiration date: 3-22-09

EXHIBIT TO AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

Amendment to or Amended Business Trust Instrument of

EPIPHANY FUNDS
(name of business trust)

1651282
(business trust registration number)

Samuel J. Saladino III, Trustee of the above named business trust certifies that the

Business Trust Instrument filed as an exhibit to the Report of Operation of a Business Trust has been amended pursuant to section 1746.07 of the ORC as follows: (Language below should indicate whether changes are in addition to provisions of trust instruments or supersede existing provisions. Refer to trust provisions specifically by number when reporting individual changes or attach and incorporate by reference amended business trust instrument with language that it supersedes all existing business trust instruments filed on behalf of the business trust).

IN WITNESS WHEREOF, the above named trustee, acting for and on behalf of the business trust, has

subscribed his or her name on 02/24/09
(date)

By: Samuel J Saladino III
(Trustee)

Name: Samuel J. Saladino III

AN EXECUTED COPY OR A TRUE AND CORRECT COPY OF THIS AMENDMENT TO OR AMENDED BUSINESS TRUST INSTRUMENT MUST BE ATTACHED AS AN EXHIBIT TO AN AMENDMENT TO REPORT OF OPERATION OF A BUSINESS TRUST AND CERTIFIED TO BE SUCH BY A TRUSTEE BEFORE AN OFFICIAL AUTHORIZED TO ADMINISTER OATHS, BEFORE IT CAN BE FILED IN THE OFFICE OF THE SECRETARY OF STATE.
(ORC Ann. Section 1746.04)

EPIPHANY FUNDS

Amendment No. 2 to Agreement and Declaration of Trust

The undersigned secretary of Epiphany Funds (the "Trust") hereby certifies that the following resolution was adopted by the Board of Trustees of the Trust by written consent dated February 29, 2008:

> Pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, the undersigned, being a majority of the trustees of the Trust, hereby amend in its entirety the first paragraph of Section 4.2 to read as follows:
>
> > Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate Class A and Class C shares of its Series of Shares: the "Epiphany Faith and Family Values 100 Fund" and redesignate the currently issued and outstanding shares of the Epiphany Faith and Family Values 100 Fund as Class N shares. The Shares of this Series and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the relative rights and preferences as determined by the Board of Trustees.
>
> The above paragraph shall supersede and take the place of the existing first paragraph in Section 4.2 of the Agreement and Declaration of Trust.

Date: February 23, 2009

David F. Ganley, Secretary

634621.2